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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 of the Savings and Investment Plan for Employees of Weingarten Realty of our report dated February 24, 1994, appearing in the Annual Report on Form 11-K of the Savings and Investment Plan for Employees of Weingarten Realty for the year ended December 31, 1993.



DELOITTE & TOUCHE
Houston, Texas

June 28, 1994